Exhibit 10.10

BAUSCH & LOMB LUXEMBOURG SARL

as Assignor

and

CITIBANK, N.A.

as Administrative Agent

ASSIGNMENT AGREEMENT

(relating to Intercompany Loan Receivables)

CLIFFORD CHANCE PARTNERSCHAFTSGESELLSCHAFT VON RECHTSANWÄLTEN, WIRTSCHAFTSPRÜFERN, STEUERBERATERN UND SOLICITORS

SITZ: FRANKFURT AM MAIN · AG FRANKFURT AM MAIN PR 1000

This ASSIGNMENT AGREEMENT (the “Agreement”) is made on 15 June 2012

BETWEEN:

(1)	Bausch & Lomb Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg and having its registered office at 13-15, Av. de la Liberté, L-1931 Luxembourg (Grand Duchy of Luxembourg), registered with the Luxembourg Trade and Companies Register under the number B 105.591 (the “Assignor”); and

(2)	Citibank, N.A., having its business address at 1615 Brett Road, Building III, New Castle, Delaware 19720, United States of America, in its capacity as administrative agent under the Credit Agreement (as defined below) (the “Administrative Agent”, together with the Assignor, the “Parties”).

WHEREAS:

(A)	Pursuant to a USD 2,835,000,000 and EUR 460,000,000 credit agreement (the “Credit Agreement”) dated as of 18 May 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time) among, inter alios, two indirect parent companies of the Assignor, Bausch & Lomb Incorporated (the “Parent”) and Bausch & Lomb B.V. (the “Dutch Subsidiary Borrower”) as borrowers (the “Borrowers”), the Administrative Agent as swing line lender, the Administrative Agent and JP Morgan Chase Bank N.A. as L/C issuers and each other entity that has become or may in the future become a lender under the Credit Agreement (collectively the “Lenders”, and individually, a “Lender”), the Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement.

(B)	Pursuant to a foreign subsidiary guaranty (the “Foreign Subsidiary Guaranty”) dated on or about 15 June 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time) among, inter alias, the Dutch Subsidiary Borrower, certain non-U.S. subsidiaries of the Dutch Subsidiary Borrower from time to time party thereto and Citibank N.A. as Administrative Agent, the Guaranty Parties (as defined below) have agreed to guarantee the Secured Obligations (as defined below) subject to the terms and conditions set forth in the Foreign Subsidiary Guaranty.

(C)	The Assignor has agreed to assign the Receivables (as defined below) to the Administrative Agent as security for the Secured Parties’ (as defined below) respective claims against the Obligors (as defined below) under or in connection with the Finance Documents (as defined below).

(D)	The security created by or pursuant to this Agreement is to be held and administered by the Administrative Agent for the Secured Parties pursuant to the respective provisions (Sections 9.01 et seq.) of the Credit Agreement and the Foreign Subsidiary Guaranty.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND LANGUAGE

1.1	Definitions

In this Agreement:

“Agents” means, collectively, the Administrative Agent, JP Morgan Securities LLC and Credit Suisse Securities (USA) LLC as syndication agents under the Credit Agreement, Goldman Sachs Bank USA and Merrill Lynch, Pierce, Fenner & Smith Incorporated as documentation agents under the Credit Agreement, Barclays Bank Plc, General Electric Capital Cooperation, Morgan Stanley Senior Funding, Inc. and UBS Securities LLC as senior managing agents and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA and Merrill Lynch, Pierce, Fenner & Smith Incorporated as arrangers under the Credit Agreement and “Agent” means any of them.

“Ancillary Rights” means all present and future, actual and contingent rights and claims (including monetary claims for damages) arising out of the underlying contractual or other relationship under which the Intercompany Loan Receivables (as defined below) are created, including but not limited to, unilateral rights (Gestaltungsrechte) of the Assignor.

“Authorisation” means the authorisation to collect the Receivables (Einziehungsermächtigung) granted by the Administrative Agent to the Assignor pursuant to Clause 8 hereof.

“Cash Management Bank” means any Agent, Lender or affiliate of an Agent or Lender at the time it provides any Cash Management Services, whether or not it subsequently ceases to be an Agent, Lender or an affiliate of an Agent or Lender.

“Cash Management Services” means any agreement or arrangement entered into between an Obligor and a Cash Management Bank to provide cash management services, including treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer and other cash management arrangements.

“Event of Default” means an event of default under the Credit Agreement which would allow the Lenders to declare any amount owing or payable under the Finance Documents immediately due and payable.

“Finance Documents” means the Credit Agreement, the Foreign Subsidiary Guaranty, any promissory note of a Borrower which is payable to any Lender or its registered assign and which is evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the loans made by such Lender under or pursuant to the Credit Agreement or the Foreign Subsidiary Guaranty, any guaranty or security document relating to the Credit Agreement or to the Foreign Subsidiary Guaranty, any letter of credit or bank guarantee or issuer document relating to the Credit Agreement or the Foreign Subsidiary Guaranty, any secured hedge agreement which is a swap contract permitted under the Credit Agreement and any agreement governing Cash Management Services relating to the Credit Agreement or the Foreign Subsidiary Guaranty.

“Foreign Obligations” means any and all obligations arising under any advances, debts, liabilities, obligations, covenants and duties of any Guaranty Party arising under any Finance Document or otherwise with respect to any loan or letter of credit issued thereunder, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and expenses that accrue after the commencement by or against any Guaranty Party of any proceeding under any debtor relief laws naming such person as the debtor in such proceeding, regardless of whether such interest, fees and expenses are allowed claims in such proceeding, obligations of any Guaranty Party arising under any secured hedge agreement and cash management obligations of any Guaranty Party. Without limiting the generality of the foregoing, the Foreign Obligations under the Finance Documents include the obligation (including guarantee obligations) to pay principal, interest, letter of credit, reimbursement obligations, charges, expenses, fees, legal costs, indemnities and other amounts payable by any Guaranty Party under any Finance Document.

“Group” means the Parent and its direct or indirect subsidiaries (Tochtergesellschaften).

“Guaranty Parties” means collectively, the Dutch Subsidiary Borrower and each guarantor which is a party to the Foreign Subsidiary Guaranty as listed in Schedule 5 hereto, or may in the future become a party to the Foreign Subsidiary Guaranty and “Guaranty Party” means any of them.

“Hedge Bank” means any Agent, Lender, Joint Bookrunner or affiliate of any Agent, Lender or Joint Bookrunner who has entered into any secured hedge agreement, whether or not it subsequently ceases to be an Agent, Lender, Joint Bookrunner or an affiliate of an Agent, Lender or Joint Bookrunner.

“Intercompany Loan Receivables” means all present and future, actual and contingent receivables of the Assignor against any member of the Group organized under the laws of Germany arising under or in connection with intercompany loans (including intercompany loans resulting from any cash pool arrangements) which are governed by German law, including but not limited to the receivables arising under the promissory notes (the “Promissory Notes”) specified in Schedule 1 (List of Existing Intercompany Loan Receivables).

“Joint Bookrunner” means each of Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Obligors” means the Dutch Subsidiary Borrower (in its capacity as borrower under the Credit Agreement and as party to any other Finance Document) and the Guaranty Parties and an “Obligor” means any of them.

“Receivables” means collectively:

(a)	the Intercompany Loan Receivables; and

(b)	any Ancillary Rights.

“Secured Obligations” means any and all Foreign Obligations (present and future, actual and contingent) which are (or are expressed to be) or become owing by the Obligors (or any of them) to the Secured Parties or any of them (including, but not limited to the obligations under any parallel debt agreement). The Secured Obligations shall include any obligation based on unjust enrichment (ungerechtfertigte Bereicherung) or tort (Delikt) arising in connection with the Foreign Obligations.

“Secured Parties” means the Lenders (including in their capacity as hedge banks or cash management banks under the Credit Agreement), the Administrative Agent, any Hedge Bank and any Cash Management Bank.

1.2	Construction

In this Agreement:

1.2.1	Terms used but not defined in this Agreement have the meanings ascribed thereto in the Credit Agreement; and

1.2.2	any reference in this Agreement to a “Clause”, a “sub-Clause” or a “Schedule” shall, subject to any contrary indication, be construed as a reference to a Clause, a sub-Clause or a Schedule in this Agreement.

1.3	This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.

2.	ASSIGNMENT

2.1	The Assignor hereby assigns to the Administrative Agent the Receivables.

2.2	The Administrative Agent hereby accepts the assignment of the Receivables.

2.3	The existing Receivables shall pass over to the Administrative Agent on execution of this Agreement, and any future Receivables shall pass over to the Administrative Agent at the date such Receivables come into existence.

3.	TRANSFER OF ANCILLARY RIGHTS

For the avoidance of doubt, the Receivables are assigned to the Administrative Agent together with all accessory security rights (akzessorische Sicherheiten) and Ancillary Rights (Neben-, Hilfs- und Vorzugsrechte) pursuant to (including by way of analogy) Section 401 of the German Civil Code (Bürgerliches Gesetzbuch). In case of security rights and Ancillary Rights pertaining to the Receivables that are not transferred to the Administrative Agent by operation of law pursuant to Section 401 of the German Civil Code (the “Independent Ancillary Rights”), the Administrative Agent may request at any time and at its sole discretion the assignment or transfer (as the case may be) of such Independent Ancillary Rights.

4.	PURPOSE OF THE ASSIGNMENT

The assignment hereunder is constituted in order to secure the prompt and complete satisfaction of any and all Secured Obligations. The assignment shall also cover any future extension of the Secured Obligations and the Assignor herewith expressly agrees that the assignment shall secure the Secured Obligations as extended or increased from time to time.

5.	LIST OF RECEIVABLES

5.1	Simultaneously with the delivery of the annual compliance certificate pursuant to Section 6.02 of the Credit Agreement, and at any time upon the reasonable request of the Administrative Agent, the Assignor shall deliver to the Administrative Agent a list of the Receivables as of the end of the relevant fiscal year. This list of the Receivables shall be on a computer disk or in such other form as agreed between the Administrative Agent and the Assignor. The Administrative Agent may in its reasonable discretion request a computer print-out in addition to any other form in which the list may be delivered.

5.2	Unless otherwise agreed, the list of the Receivables referred to in sub-Clause 5.1 shall show the names and addresses of the debtors as well as any outstanding amounts and the due dates for payment. In addition, the list shall include all unpaid counter claims, if any, which arise from contracts between the Assignor and the relevant debtors, and shall state the exact amount of such unpaid claim, the maturity date and the name of the respective debtor.

5.3	Any list of Receivables referred to in sub-Clauses 5.1 and 5.2 above is provided for information purposes only and if for any reason whatsoever the relevant Receivables are not, or are incompletely, contained in the list presented, then the assignment of the Receivables shall not be affected thereby.

6.	NOTICE OF ASSIGNMENT

6.1	The Assignor shall notify by registered mail (Einschreiben mit Rückschein) the debtors of the assignment of the Receivables constituted hereunder in the form set out in Schedule 2 (Form of Notice for a Disclosed Assignment), within 10 (ten) business days from the date of entering into this Agreement, or, with respect to Receivables arising under or in connection with future intercompany loans within 10 (ten) business days from the date of entry into such future intercompany loans, unless the relevant debtor has already received a notification in the form set out in Schedule 2 (Form of Notice for a Disclosed Assignment). The Assignor shall send a copy of each dispatched notification letter together with the return receipt (Rückschein) to the Administrative Agent without undue delay.

6.2	The Assignor shall use its best endeavours to procure that debtors of the Receivables acknowledge each notice of assignment and accept the terms of the assignment as set out in Schedule 2 (Form of Notice for a Disclosed Assignment) without undue delay. The Assignor shall provide evidence to the Administrative Agent of any such acknowledgement.

7.	CHECKS AND BILLS OF EXCHANGE

If payments in respect of the Receivables are made by check or bill of exchange, the ownership in the documents shall pass to the Administrative Agent upon the Assignor acquiring such ownership, and the Assignor hereby assigns to the Administrative Agent, who accepts the assignment, in advance any of its rights arising therefrom as security for the Secured Obligations. Physical delivery of checks and bills of exchange to the Administrative Agent shall be replaced by an undertaking of the Assignor to hold such checks and bills of exchange in gratuitous custody (unentgeltliche Verwahrung) for the Administrative Agent or, if the Assignor does not obtain actual possession of such documents, the Assignor hereby assigns to the Administrative Agent in advance all of its claims for delivery thereof against third parties as security for the Secured Obligations. The Administrative Agent accepts such assignment. For the avoidance of doubt, the Assignor shall be entitled to collect the respective Receivables (including any payments owed under any check of bill of exchange) in accordance with Clause 8.

8.	COLLECTION OF RECEIVABLES BY THE ASSIGNOR

At all times prior to the occurrence of an Event of Default which is continuing, the Assignor is authorised by the Administrative Agent to collect the Receivables (ermächtigt zur Einziehung) in its own name and for its own account and to exercise any rights and claims in relation to the Receivables in the ordinary course of business. The Assignor shall in doing so act with the care of a prudent businessman (Sorgfalt eines ordentlichen Kaufmanns). The Administrative Agent may revoke the Authorisation at any time after the occurrence of an Event of Default, which is continuing.

9.	ENFORCEMENT

9.1	If any of the Secured Obligations has become due and payable and an Event of Default has occurred and is continuing, then the Administrative Agent is entitled to revoke the Authorisation, notify the debtors, enforce its rights under this Agreement and arrange for the collection of the Receivables in its own name and for its own account or for the sale of the Receivables.

9.2	The Administrative Agent will notify the Assignor in writing at least 10 (ten) days prior to the enforcement of any assignment pursuant hereto. No such notice shall be required if (i) the Assignor has generally ceased to make payments, (ii) an application for the institution of insolvency proceedings which is not frivolous or vexatious has been filed by or against the Assignor and is not been discharged, stayed or dismissed within 10 business days from filing, or (iii) the Administrative Agent has reasonable grounds to believe that observance of the notice period would adversely affect the legitimate interests (berechtigte Interessen) of the Administrative Agent.

9.3	To the extent that the Authorisation is revoked, the Administrative Agent may request that all documents relating to the Receivables be handed over to it and the Assignor hereby agrees to promptly comply with any such request. To the extent that the Authorisation is revoked, in the case of checks and bills of exchange, the Assignor hereby further agrees to endorse such documents in blank and to deliver them to the Administrative Agent as soon as reasonably practicable and in any event upon request by the Administrative Agent.

9.4	On becoming entitled to enforce the security interest created hereunder in accordance with sub-Clause 9.1 the Administrative Agent may collect the Receivables in total or in part to the extent necessary to satisfy any outstanding Secured Obligations, it being understood that the Administrative Agent shall apply the proceeds of such realisation towards the Secured Obligations in accordance with the Credit Agreement.

9.5	On becoming entitled to enforce the security interest created hereunder in accordance with sub-Clause 9.1 the Administrative Agent may request the Assignor to collect the Receivables for and on behalf of the Administrative Agent and in accordance with the Administrative Agent’s instruction. The Assignor shall promptly comply with such request.

9.6	If the Administrative Agent collects any Receivables pursuant to sub-Clause 9.4 hereof, it may take all measures and enter into all agreements with such debtors which it considers to be expedient. In particular, the Administrative Agent may grant discounts or indulgence to any debtors and/or enter into settlement agreements in relation to existing Receivables at any time.

9.7	Notwithstanding sub-Clause 9.4, the Administrative Agent may, in its sole discretion, determine which of several security interests (created under this or other security agreements) shall be used to satisfy the Secured Obligations.

9.8	Given the non-accessory nature of this security, the Assignor has no defences of revocation and set-off and no defences based on defences any Obligor might have against the Secured Obligations. The Administrative Agent is not required to proceed against or enforce any other rights or security before enforcing the security created hereunder.

9.9	The Assignor shall not at any time before, on or after an enforcement of the security created hereunder and as a result of the Assignor entering into this Agreement, be entitled to demand indemnification or compensation from any other Obligor or to assign any of these claims.

10.	REPRESENTATIONS AND WARRANTIES

The Assignor represents and warrants to the Administrative Agent by way of an independent guarantee (selbständiges Garantieversprechen) that:

10.1	it is the sole unrestricted legal owner of the Receivables and no other person is entitled to any Receivable as joint creditor (Gesamtgläubiger) or co-creditor (Mitgläubiger);

10.2	the Receivables are not subject to any options to purchase or to sell or similar rights of any person other than provided for under the Credit Agreement;

10.3	this Agreement constitutes its legal, valid, binding and enforceable obligations and creates the security interests it purports to create, which security interests are valid and effective;

10.4	the Receivables are unencumbered except as permitted under Clause 7.01 of the Credit Agreement, and except for the assignment under this Agreement;

10.5	the Receivables are assignable (abtretbar) and can be freely assigned by the Assignor, except for the consent requirement contained in Clause 4. (1) of the respective Promissory Note, which consent has been granted by the relevant debtor prior to the date of this Agreement and a copy of which is attached hereto as Schedule 3;

10.6	the factual information contained in Schedules 1 and 3 is true, accurate and complete in all material respects;

10.7	all necessary authorisations to enable it to enter into this Agreement have been obtained and are in full force and effect;

10.8	it has the corporate power and authority to enter into this Agreement, in particular all necessary corporate authorisations to enable or entitle it to enter into this Agreement have been obtained and are in full force and effect at all times during the subsistence of the security hereby construed; and

10.9	no counterclaims as to which a right to set-off or right of retention could be exercised exists with respect to the Receivables other than (i) as provided for under the Credit Agreement or applicable mandatory law and (ii) any right of set-off or right of retention the Lenders may have by virtue of being counter-parties to secured hedge agreements or cash management obligations.

11.	UNDERTAKINGS OF THE ASSIGNOR

During the term of this Agreement, the Assignor undertakes to the Administrative Agent:

11.1	not to take, or participate in, any action which results or might result in a sale, transfer, encumbrance or other disposal of the Receivables or permit to subsist, create or agree to create any security interest or third party right in or over the Receivables other than as expressly permitted under the terms of this Agreement or the Credit Agreement;

11.2	to refrain from any acts or omissions, the purpose or effect of which is or would be the material dilution of the value of the Receivables or the Receivables ceasing to be assignable other than (i) in the Assignor’s ordinary course of business or (ii) as permitted under the terms of this Agreement or the Credit Agreement;

11.3	to inform the Administrative Agent without undue delay in writing of any attachment (Pfändung) over any of the Receivables or part thereof and any third parties bringing claims in respect of any of the Receivables or part thereof or any other measures which might impair or jeopardize the Administrative Agent’s rights relating to any Receivable or materially impair its value, such notice to be accompanied by any documents the Administrative Agent might need to defend itself against any claim by a third party. In the event of an attachment, the Assignor undertakes to forward to the Administrative Agent without undue delay a copy of the attachment order (Pfändungsbeschluss), any transfer order (Überweisungsbeschluss) and all other documents necessary or expedient for a defence against such attachment. The Assignor shall inform the attaching creditor of the Administrative Agent’s security interests without undue delay;

11.4	to take, at its own cost and expense, all such action as is available to it as may be necessary for the purpose of the creation, perfection, protection or maintenance of the security rights created or intended to be created by or pursuant to this Agreement or to facilitate the realisation of the Receivables; and

11.5	upon the Administrative Agent’s request, to allow the Administrative Agent (as well as accountants, other professional advisors and contractors of the Administrative Agent) for the purpose of inspecting and checking any of the Receivables to examine, audit and inspect its books, accounts and other documents wherever located at all times and on reasonable notice at the risk and cost of the Assignor during normal business hours, and to make and take away copies of any and all of such books, accounts and other documents; provided that, so long as no Event of Default has occurred and is continuing, the Administrative Agent shall not exercise this right more often than two times during the calendar year.

12.	POWER OF ATTORNEY

The Assignor, by way of security for its obligations under this Agreement, irrevocably appoints the Administrative Agent to be its attorney (Stellvertreter) to do anything which the Assignor is required to do under this Agreement but has failed to do (and the Administrative

Agent may delegate that power on such terms as it sees fit). For this purpose the Assignor relieves the Administrative Agent from the restrictions set out in Section 181 of the German Civil Code.

13.	INDEMNITY

13.1	The Administrative Agent shall not be liable for any loss or damage suffered by the Assignor save in respect of such loss or damage which is suffered as a result of the wilful misconduct or gross negligence of the Administrative Agent.

13.2	The Assignor will indemnify the Administrative Agent and keep the Administrative Agent indemnified against any and all damages, losses, actions, claims, expenses, demands and liabilities which may be incurred by or made against the Administrative Agent for anything done or omitted in the exercise or purported exercise of the powers contained herein or occasioned by any breach of the Assignor of any of its obligations or undertakings contained herein other than to the extent that such damages, losses, actions, claims, expenses, demands and liabilities are incurred by or made against the Administrative Agent as a result of the gross negligence or wilful misconduct of the Administrative Agent.

14.	DURATION AND INDEPENDENCE

14.1	This Agreement shall create a continuing security and no change, amendment, or supplement whatsoever in the Finance Documents or in any document or agreement relating to any of the Finance Documents shall affect the validity or the scope of this Agreement nor the obligations which are imposed on the Assignor pursuant to it.

14.2	This Agreement is independent from any other security or guarantee which may have been or will be given to the Secured Parties or the Administrative Agent. None of such other security shall prejudice, or shall be prejudiced by, or shall be merged in any way with this Agreement.

14.3	Waiving Section 418 of the German Civil Code (applied by analogy), the Assignor hereby agrees that the security created hereunder shall not be affected by any transfer or assumption of the Secured Obligations to, or by, any third party.

15.	RELEASE OF SECURITY (SICHERHEITENFREIGABE)

15.1	Upon (i) complete and irrevocable satisfaction of the Secured Obligations, (ii) the Assignor ceasing to be a Guaranty Party provided that the Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise, or (iii) upon request of the Assignor following any sale or transfer by the Assignor of the Receivables that is permitted under the Credit Agreement to any person that is not the Parent or a Guaranty Party, the Administrative Agent will as soon as reasonably practicable, at the cost and expense of the Assignor, reassign to the Assignor the Receivables and surrender the excess proceeds, if any, resulting from any realisation thereof. The Administrative Agent will, however, transfer any Receivable or excess proceeds to a third person if so required by law.

15.2	At any time when the total value of the aggregate security granted by the Assignor and the other Obligors to secure the Secured Obligations (the “Security”), which can be expected to be realised in the event of an enforcement of the Security (realisierbarer Wert), more than temporarily exceeds 110% of the Secured Obligations (the “Limit”), the Administrative Agent shall on demand of the Assignor release such part of the Security (Sicherheitenfreigabe) as the Administrative Agent may in its reasonable discretion determine so as to reduce the realisable value of the Security to the Limit.

16.	COSTS AND EXPENSES

All costs, charges, fees and expenses triggered by this Agreement or reasonably incurred in connection with its preparation, execution, amendments and enforcement (in each case including fees for legal advisers) shall be borne by the Assignor.

17.	PARTIAL INVALIDITY; WAIVER

17.1	If at any time, any one or more of the provisions hereof is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent necessary without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof or of such provisions in any other jurisdiction. The invalid, illegal, or unenforceable provision shall be deemed replaced with a valid, legal or enforceable provision which comes as close as possible to the original intent of the parties and the invalid, illegal or unenforceable provision. Should a gap (Regelungslücke) become evident in this Agreement, such gap shall, without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof, be deemed to be filled with such provision as comes as close as possible to the original intent of the parties.

17.2	No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided by law.

18.	AMENDMENTS

Changes and amendments to this Agreement including this Clause 18 shall be made in writing.

19.	NOTICES AND THEIR LANGUAGE

19.1	All notices and communications under or in connection with this Agreement shall be in writing and shall be delivered by letter, posted or delivered by hand, or fax. Each notice or communication shall be given to the relevant party at the address or fax number and marked for the attention of the person(s) or department from time to time specified in writing by that party to the other. The initial address, fax number and person(s) or department so specified by each party are set out below:

For the Assignor:	Bausch & Lomb Luxembourg S.à r.l.

c/o Bausch & Lomb Incorporated

	Address:	One Bausch & Lomb Place,

Rochester, NY 14604-2701

	Fax:	+1 (585) 338 8706

	Attention:	Bob Bailey

For the Administrative Agent:	Citibank, N.A., having its business address at

	Address:	1615 Brett Road, Building III.

New Castle, DE 19720

	Fax:	+1 (212) 994 0847

	Attention:	Loan Administration

19.2	Proof of posting or dispatch of any notice or communication to the Assignor shall be deemed (widerlegbare Vermutung) to be proof of receipt (i) in case of a letter, on the second business day in the country of receipt after posting, and (ii) in case of a fax transmission on the business day in the country of receipt immediately following the date of its dispatch.

19.3	Any notice or other communication under or in connection with this Agreement shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

20.	APPLICABLE LAW; JURISDICTION

20.1	This Agreement is governed by the laws of the Federal Republic of Germany.

20.2	The place of jurisdiction for any and all disputes arising under or in connection with this agreement shall be the district court (Landgericht) in Frankfurt am Main. The Administrative Agent, however, shall also be entitled to take action against the Assignor in any other court of competent jurisdiction. Further, the taking of proceedings against the Assignor in any one or more jurisdictions shall not preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

21.	CONCLUSION OF THE AGREEMENT (VERTRAGSCHLUSS)

21.1	The parties to this Agreement may choose to conclude this Agreement by an exchange of signed signature page(s), transmitted by means of telecommunication (telekommunikative Übermittlung) by fax or attached as an electronic photocopy (pdf., tif., etc.) to an e-mail.

21.2	If the parties to this Agreement choose to conclude this Agreement pursuant to Clause 21.1 above, they will transmit the signed signature page(s) of this Agreement to Philipp Kropatscheck, c/o Clifford Chance, Mainzer Landstraße 46, 60325 Frankfurt am Main or Maike Täufer, c/o Clifford Chance, Mainzer Landstraße 46, 60325 Frankfurt am Main (each a “Recipient”). The Agreement will be considered concluded once any Recipient has actually received the signed signature page(s) (Zugang der Unterschriftenseite(n)) from all parties to this Agreement and at the time of the receipt of the last outstanding signature page(s).

21.3	For the purposes of this Clause 21 only, the parties to this Agreement appoint each Recipient individually as their attorney (Empfangsvertreter) and expressly allow (gestatten) any Recipient to collect the signed signature page(s) from all and for all parties to this Agreement. For the avoidance of doubt, no Recipient will have further duties connected with its position as Recipient. In particular, each Recipient may assume the conformity to the authentic original(s) of the signature page(s) transmitted to it by means of telecommunication, the genuineness of all signatures on the original signature page(s) and the signing authority of the signatories.

SCHEDULE 2

Form of Notice for a Disclosed Assignment

[To be printed off on letterhead of Bausch & Lomb Luxembourg S.à r.l.]

[Name and address of debtor]

[insert date and place]	[Datum und Ort einfügen]

Dear Sirs,

We hereby give you notice that pursuant to an assignment agreement entered into by us in favour of Citibank, N.A. (the “Administrative Agent”) dated [—], we have assigned to the Administrative Agent all our present and future intercompany loan receivables arising under or in connection with any present or future intercompany loans which are governed by German law against you together with all ancillary rights pertaining to them. We are authorised by the Administrative Agent to collect the assigned receivables in our own name and for our own account and to exercise any rights and claims in the ordinary course of business until and unless you receive a notification from the Administrative Agent to the contrary. Please see attached as Annex 1 a copy of the assignment agreement.

Sehr geehrte Damen und Herren,

Wir teilen Ihnen hierdurch mit, dass wir mit Abtretungsvertrag vom [—] sämtliche bestehenden und künftigen Forderungen gegen Gruppengesellschaften aus allen bestehenden und künftigen Gruppengesellschaftsdarlehen, welche deutschem Recht unterliegen, mit allen dazugehörenden Rechten gegen Sie an die Citibank, N.A. (der “Sicherheitentreuhänder”) im Wege der Zession abgetreten haben. Wir sind vom Sicherheitentreuhänder ermächtigt, alle Zahlungen betreffend die abgetretenen Forderungen im eigenen Namen und für eigene Rechnung einzuziehen und entgegenzunehmen und unsere Rechte im Rahmen des gewöhnlichen Geschäftsbetriebs auszuüben, wenn und soweit sie keine anderslautende Mitteilung des Sicherheitentreuhänders erhalten. Als Anlage 1 erhalten Sie eine Kopie des Abtretungsvertrages.

Please acknowledge receipt of this notice and your agreement with the terms hereof by countersigning this letter and returning the same to us.	Bitte bestätigen Sie den Erhalt dieser Benachrichtigung und Ihr Einverständnis mit den hierin enthaltenen Bestimmungen durch Gegenzeichnung dieser Benachrichtigung und Rücksendung an uns.

Yours faithfully,	Mit freundlichen Grüßen

Bausch & Lomb Luxembourg S.à r.l.	Bausch & Lomb Luxembourg S.à r.l.

By:
Name:	Name:
Title:	Titel:

By:
Name:	Name:
Title:	Titel:

Acknowledgement of the debtor	Bestätigung des Drittschuldners

We acknowledge receipt of this notification letter and confirm our agreement with the terms thereof.	Wir bestätigen den Erhalt der Benachrichtigung und erklären unser Einverständnis mit den darin enthaltenen Bestimmungen.

[insert full name of the debtor]	[den vollständigen Namen des Drittschuldners einfügen]

By:
Name:	Name:
Title:	Titel:
Date:	Datum:

By:
Name:	Name:
Title:	Titel:
Date:	Datum:

Annex 1/Anlage 1

Copy of the assignment agreement/Kopie des Abtretungsvertrages

SCHEDULE 4

Intentionally left blank

SCHEDULE 5

List of Guaranty Parties

BCF SAS

SIGNATURE PAGE

This Assignment Agreement has been entered into on the date stated at the beginning by:

BAUSCH & LOMB LUXEMBOURG SARL,

as Assignor

By :	/s/ Richard Brekelmans	By :
Name :	Richard Brekelmans	Name :	Brian J. Harris
Title:	Class A Manager	Title:	Class B Manager

[Signature Page to Assignment Agreement relating to Intercompany Loan Receivables]

SIGNATURE PAGE

This Assignment Agreement has been entered into on the date stated at the beginning by:

BAUSCH & LOMB LUXEMBOURG SARL,

as Assignor

By:	/s/ Richard Brekelmans	By:	/s/ Brian J. Harris
Name:	Richard Brekelmans	Name:	Brian J. Harris
Title:	Class A Manager	Title:	Class B Manager

[Signature Page to Assignment Agreement relating to Intercompany Loan Receivables]

CITIBANK, N.A.,

as Administrative Agent

By:	/s/ Michael Zicari	By:
Name:	Michael Zicari	Name:
Title:	Managing Director & Vice President	Title: